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                                                                   EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the inclusion in the proxy statement of First Union, which forms a part of the Registration Statement on Form S-4 of Gotham Golf Corp. and Southwest Shopping Centers Co. II, L.L.C., of our reports, dated March 7, 2001, relating to the consolidated financial statements and financial statement schedule as of December 31, 2000 and for each of the two years in the period then ended included in their Form 10-K and to the inclusion in this Registration Statement on Form S-4 of our report dated April 10, 2002 relating to the consolidated financial statements and financial statement schedule as of December 31, 1999 for Southwest Shopping Centers Co. II, L.L.C. and to all references to our Firm included in this Registration Statement.

                                          /S/  ARTHUR ANDERSEN LLP

Cleveland, Ohio
May 10, 2002